EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-03611, 333-18057, 333-75924, 333-75922, 333-75920, and 333-118767) of Bausch & Lomb Incorporated of our report dated June 21, 2005 relating to the financial statements of the Bausch & Lomb 401 (K) Account Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Rochester, New York
June 21, 2005